UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2012

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Serangoon North, Avenue 5, #03-16, Singapore	554910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 4, 2011, Kulicke & Soffa Pte. Ltd. (the “Borrower”), a wholly-owned subsidiary of Kulicke and Soffa Industries, Inc. (the “Company”), entered into a Facilities Agreement (the “Facilities Agreement”) with DBS Bank Ltd. (the “Lender”). Pursuant to the Facilities Agreement, the Lender agreed to make available to the Borrower the following banking facilities:

(i) a short term loan facility of up to Twelve Million U.S. Dollars ($12,000,000) (the “STL Facility”); and

(ii) a revolving credit facility of up to Eight Million U.S. Dollars ($8,000,000) (the “RC Facility”).

On March 7, 2012, pursuant to the terms of the Facilities Agreement, the Borrower notified the Lender in writing that the Borrower wished to cancel the STL Facility and the RC Facility. The Facilities Agreement was entered into by the Borrower to support the Borrower’s working capital requirements. Given the Company’s current net cash position, the Company believes that the STL Facility and the RC Facility are no longer necessary or in the best interests of the Company. The Borrower has never borrowed any funds under the Facilities Agreement. The STL Facility will be cancelled one week after March 7, 2012 and the RC Facility will be cancelled 30 business days after March 7, 2012. A cancellation fee of Eighty Thousand U.S. Dollars (US$80,000) is payable for the cancellation of the RC Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 12, 2012	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Jonathan H. Chou
	Name:	Jonathan H. Chou
	Title:	Senior Vice President, Chief Financial Officer and Principal Accounting Officer